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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2001



                               US DIAGNOSTIC INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


              1-13392                                  11-3164389
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     (Commission File Number)                (IRS Employer Identification No.)


250 AUSTRALIAN AVENUE, SUITE 900, WEST PALM BEACH, FLORIDA          33401
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone no. including area code:        (561) 832-0006
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ITEM 5. OTHER EVENTS

On January 16, 2001, US Diagnostic Inc. (the "Company" or "USD") announced that it had entered into a letter of understanding (the "Letter") related to a proposed merger with International Radiology Group, LLC ("IRG"). The Letter contemplates that the Company would acquire 100% of the fully-diluted membership units of IRG for total consideration consisting of 49% of the issued shares of the combined entity, $5 million in cash, $5 million in a 5-year subordinated unsecured debenture and conditional warrants to purchase 1,349,000 shares of the Company's common stock at an exercise price to be determined by the parties (the "Warrants"). Upon consummation of the merger, representatives of IRG will assume a majority of the board seats of the combined entity.

Consummation of the transaction will be subject to several conditions, including, satisfactory completion of USD's and IRG's due diligence related to operational and other issues, the execution of definitive documentation, regulatory approvals, necessary consents, which may include holders of the Company's debt, and approval of the transaction by USD's stockholders and IRG's members. The transaction is expected to close in the second quarter of 2001.

On May 10, 2000, the Company's Board of Directors approved a restructuring plan which contemplates the sale of all or substantially all of its imaging centers. The stockholders approved the sale of the imaging centers and the restructuring plan at the annual stockholders' meeting held on July 21, 2000. Under the restructuring plan, the Company may reinvest into a new business or businesses the net proceeds from the sale of assets. If the Company is unable to or chooses not to reinvest in a new business, the plan authorizes the Board to liquidate the Company through distributions to stockholders. The plan allows the Board to seek, at any time, debt refinancing as an alternative to the sale of the imaging centers. The Company remains focused on continuing to improve the Company's financial position through the orderly disposition of the Company's remaining imaging centers as approved by the stockholders in the restructuring plan.

The Letter, a letter regarding the Warrants and the Company's press release are attached hereto as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

            10.1 Letter of Understanding between International Radiology Group, LLC and the Company dated January 10, 2001.

            10.2 Letter regarding the Warrants between International Radiology Group, LLC and the Company dated January 11, 2001.

            99.1  Press release of US Diagnostic Inc. dated January 16, 2001.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         US DIAGNOSTIC INC.


Dated:  January 18, 2001                 By: /s/ P. Andrew Shaw
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                                             P. Andrew Shaw
                                             Executive Vice President and Chief
                                             Financial Officer





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                                  Exhibit Index

Exhibit No.   Description
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10.1          Letter of Understanding between International Radiology Group, LLC and the Company dated January 10, 2001.

10.2 Letter regarding the Warrants between International Radiology Group, LLC and the Company dated January 11, 2001.

99.1          Press release of US Diagnostic Inc. dated January 16, 2001.









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